UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 22, 2010

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-53424 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104-2867 (Zip Code)

Registrant’s telephone number, including area code	(215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Investment Corporation (the “Company”) held its Annual Meeting of Shareholders on June 22, 2010.  As of April 10, 2010, the record date, 17,348,279.32 shares of common stock were eligible to be voted, and 5,926,245.79 of those shares were voted in person or by proxy at the Annual Meeting of Shareholders. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – Election of directors for a term of one year; and

•	Proposal No. 2 – A proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

All director nominees listed in the Company’s 2010 proxy statement were elected by its shareholders.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes for	Votes Withheld	Broker Non-Votes
David J. Adelman	5,806,697.649	119,548.141	0
Gregory P. Chandler	5,807,990.247	118,255.543	0
Michael C. Forman	5,821,252.499	104,993.291	0
Barry H. Frank	5,801,517.925	124,727.865	0
Thomas S. Gravina	5,511,226.385	415,019.405	0
Michael Heller	5,821,252.499	104,993.291	0
Paul Mendelson	5,816,630.526	109,615.264	0

The recommendation to ratify the appointment of  McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was approved.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	5,719,065.638
Votes Against	46,258.838
Abstentions	210,297.929
Broker Non-Votes	0

Item 8.01.	Other Events.

In connection with the Company’s continuous offering of shares of its common stock, the Company is currently offering its shares at an offering price of $10.40 per share; however, to the extent that the Company’s net asset value increases, it will sell at a price necessary to ensure that shares are not sold at a price per share, after deduction of selling commissions and dealer manager fees, that is below net asset value per share. In the event of a material decline in the Company’s net asset value per share, which the Company considers to be a 5% decrease below its current net offering price, and subject to certain conditions, the Company will reduce its offering price accordingly.

The Company has released regular guidance in the form of a press release regarding the expected offering price per share at its next closing at which new shares will be issued.  Beginning with its semi-monthly closing on July 1, 2010, and for each semi-monthly closing thereafter, the Company will issue guidance regarding its offering price per share only if there is a reasonable expectation that fluctuations in its net asset value per share may necessitate an adjustment to its offering price per share in its next semi-monthly closing pursuant to its share pricing policy. Accordingly, if the Company expects that its offering price per share will remain unchanged, no guidance will be released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	June 24, 2010	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer